Exhibit 10.5

EXHIBIT J

ADVERTISING PLACEMENT AGREEMENT

THIS ADVERTISING PLACEMENT AGREEMENT, dated as of April 28, 2008 (this "Agreement"), is made by and among Ariel Way, Inc., a Florida corporation (the "Buyer"), Lime Truck Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Buyer (the "Buyer Sub" or “Lime Truck”), Lime Media, LLC, a Texas limited liability company (the "Company"), Lime Truck, Inc., a Texas corporation (the “Company Affiliate”), Melody Mayer, Heath Hill and Charles Warren, all of the members of the Company (the "Members").

WHEREAS, the Board of Directors of Buyer, Lime Truck, the Company and the Company Affiliate, among others, have agreed to terms of the Agreement and Plan of Merger dated April 28, 2008 (the “Merger”) and in accordance with or in addition to the terms of Section 5.2 (f) of the Merger, have determined that it is in the best interests of their respective companies and their Members to agree to the terms herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

First Right to Service:

Company Affiliate hereby agrees to allow Lime Truck (or the Surviving entity of the Merger), the right of first refusal to service all truck related media advertisements procured by Company Affiliate.  Company Affiliate agrees to first present Lime Truck with any new opportunities for service of advertisement placement work and related services on projects procured by Company Affiliate or Company Affiliate clients equal to monthly revenues to Lime Truck in an amount not less than $4,500 per month, and agrees that Lime Truck shall have the right to review and refuse such work for any reason.  Should Lime Truck refuse such work or project, Company Affiliate shall have the right to pursue other means of servicing the proposed client or project including but not limited to assigning such projects to outside contractors or other companies in order to meet such obligations.  Lime Truck shall have the option to service the truck related media advertisements by any means available and approved by Company Affiliate .  If for any reason, Lime Truck cannot perform the services as promised, or refuses such work, Lime Truck shall therefore have waived its right or obligation to perform the work and, Company Affiliate may then take such actions as are necessary to fulfill the contracted services, by whatever means necessary, including but not limited to contracting with an outside contractor or company to perform such work.   In the event that

Lime Truck is unable to perform the services as promised, or refuses such work, all revenues from such refused or failed services that would have been attributed to Lime Truck had the work proceeded (the “Waived Revenues”), shall be counted towards the Pro Forma Gross Revenues as set forth in the mutually agreed Business Plan, for purposes of calculating Adjustment in Merger Consideration as set forth in Section 4.5(c) of the Merger Agreement, even though such revenues were not actually achieved by Lime Truck due to their  failure or refusal.

2.

Pay Schedule Rate Card:

Company Affiliate shall compensate Lime Truck during year 2008 for any actual services that are provided by Lime Truck on work or contracts presented by Company affiliates per Pay Schedule Rate Card as set forth in Exhibit A.

3.

Lime Truck Functions:

Typical functions of operations for Lime Truck shall be as set forth on Exhibit B.

4.

Print Production:

Company Affiliate agrees to send all print jobs to Lime Truck such that Lime Truck has the ability to handle subject to Lime Truck’s rights of first refusal to perform such work as stated in Section 1 herein.  Currently the Lime Truck print capabilities are limited to the 60 HP wide format printer.  The HP printer prints on Kodak backlit film paper that is used for the Lime Truck billboards.  Lime Truck has the option to purchase a new wide format printer that will print on vinyl.  Upon Lime Truck’s acquisition of the required equipment, Company Affiliate agrees to then place all vinyl print jobs with Lime Truck at a fair and competitive price, subject to Lime Truck’s rights of first refusal to perform such work as stated in section 1 herein.

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IN WITNESS WHEREOF, Buyer, Buyer Sub, the Company, the Company Affiliate and the Members have executed this Agreement as of the date first written above.

ARIEL WAY, INC.

By: /s/ Arne Dunhem

Name: Arne Dunhem

Title: Chairman and CEO

LIME TRUCK ACQUISITION CORPORATION

By: /s/ Arne Dunhem

 Name: Arne Dunhem

Title: President

LIME MEDIA, LLC

By: /s/ Heath Hill

Name: Heath Hill

Title: Managing Director

LIME TRUCK, INC. (a Texas corporation)

By:

/s/ Heath Hill

Name: Heath Hill

Title: President

MELODY MAYER

Signed: /s/ Melody Mayer

HEATH HILL

Signed: /s/ Heath Hill

CHARLES WARREN

Signed: /s/ Charles Warren

EXHIBIT B

Lime Truck Functions

1. Fleet Management:

• Maintain Fleet Maintenance Program

• Provide routine scheduled maintenance

• Maintain trucks in working order

• Maintain fleet is legal (Insurance,registration,tags,etc.)

• Maintain daily pre trip reporting

• Safety ‐ Maintain “red box” in all vehicles

• Full vehicle inspection report prior to out of town service and arrival

2. Operations:

• Budget Control – General Office, Fuel, Payroll, Printing, Travel, Misc.

• Forecasting

• Scheduling/Routing

• Shipping/Freight/Mail

• Travel

• Insurance

• Find Drivers ‐ Staffing Agencies, Contract Labor, Affiliates

• Find Trucks ‐ Affiliates, Job tracking report

• Billboard Installation

• Driver Training

• Maintain Suppliers relations

3. Lime Media Relations:

• Contract Negotiations

• Order Fulfillment

• Proof of Performance & Reporting

• Scheduling vehicle for Build out

4. Affiliate Relations:

• Maintain Affiliate Applications

• Contract Negotiations

• Training

• Schedule travel/hotel/gas/per diem

5. Printing:

• Billboard Printing

• Maintenance

• Supplies

• Laminating

• Outsourcing

6. Reporting/Tracking:

• Proof of Performance Photos

• GPS & Tracking

• Event Recaps Form

• Maintain Job Tracking Report

7. General Office:

• Employee Management

• Supplies/Equipment

• IT/HR

8. Accounting:

• Send approved Lime Media Contract to Corporate ‐ AR

• Send approved Affiliation – AP

• Send all “other” payables to corporate (suppliers,office bills)